Exhibit 10.5

EMPLOYEE MATTERS AGREEMENT

by and between

V.F. CORPORATION

and

KONTOOR BRANDS, INC.

Dated as of May 22, 2019

i

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT (the “Agreement”) dated as of May 22, 2019, between V.F. Corporation, a Pennsylvania corporation (“VF”), and Kontoor Brands, Inc., a North Carolina corporation (“Kontoor Brands”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of VF has determined that it is in the best interests of VF and its stockholders to separate the Jeanswear Business from the VF Business;

WHEREAS, Kontoor Brands is a wholly owned Subsidiary of VF that has been incorporated for the sole purpose of, and has not engaged in activities except in preparation for, the Distribution (as defined below) and the transactions contemplated by this Agreement;

WHEREAS, in furtherance of the foregoing, the Board of Directors of VF (the “VF Board”) has determined that it is in the best interests of VF and its stockholders to distribute to the holders of the issued and outstanding shares of common stock, without par value and stated capital of $0.25 per share, of VF (the “VF Common Stock”) as of the Record Date, by means of a pro rata dividend, 100% of the issued and outstanding shares of common stock, without par value, of Kontoor Brands (such shares of common stock, the “Kontoor Brands Common Stock” and such distribution, the “Distribution”); and

WHEREAS, pursuant to the Separation and Distribution Agreement, VF and Kontoor Brands have agreed to enter into this Agreement for the purpose of allocating between them assets, liabilities and responsibilities with respect to certain employee matters, including employee compensation and benefit plans and programs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation and Distribution Agreement, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings; provided, that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Action” means any demand, claim, suit, action, arbitration, inquiry, investigation or other proceeding by or before any Governmental Authority or any arbitration or mediation tribunal.

“Adjusted VF Awards” means, collectively, the Adjusted VF Options, the Adjusted VF PSUs, the Adjusted VF RSUs and the Adjusted VF Special Awards.

“Adjusted VF Option” means any VF Option adjusted pursuant to Section 8.03(a) or Section 8.03(c) hereto.

“Adjusted VF PSU” means any VF PSU adjusted pursuant to Section 8.02(b)(ii) or Section 8.02(c)(ii) hereto.

“Adjusted VF RSU” means any VF RSU adjusted pursuant to Section 8.01(b) hereto.

“Adjusted VF Special Awards” means any VF Special Award adjusted pursuant to Section 8.04(b) hereto.

“Agreement” means this Employee Matters Agreement, including all of the schedules and exhibits hereto.

“Applicable Law” has the meaning set forth in the Separation and Distribution Agreement.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collective Bargaining Agreement” means any and all agreements, memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, that have been entered into between or that involve or apply to any employer and any labor organization, union, employee association, agency or employee committee or plan.

“Delayed Transfer Employee” means any Kontoor Brands Inactive Employee, Transferred Kontoor Brands Employee or Sponsored Employee (to the extent applicable).

“Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

“Distribution Ratio” means the number of shares of Kontoor Brands Common Stock distributed in the Distribution in respect of one share of VF Common Stock.

“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934.

“Former Kontoor Brands Employee” means each individual who, as of immediately prior to the Distribution Date, is a former employee who was last actively employed primarily with respect to the Jeanswear Business by any member of the VF Group or the Kontoor Brands Group.

“Former VF Employee” means each individual who, as of immediately prior to the Distribution Date, is a former employee of any member of the VF Group.

“Governmental Authority” means any multinational, foreign, federal, state, local or other governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral authority which has any jurisdiction or control over either party (or any of their Affiliates).

“H&W Plan” means any VF H&W Plan or Kontoor Brands H&W Plan.

“Jeanswear Business” has the meaning set forth in the Separation and Distribution Agreement.

“Kontoor Brands 401(k) Plan” means any Kontoor Brands Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code.

“Kontoor Brands Active Employee” means any individual actively employed primarily with respect to the Jeanswear Business by any member of Kontoor Brands or the Kontoor Brands Group.

“Kontoor Brands Assets” has the meaning set forth in the Separation and Distribution Agreement.

“Kontoor Brands Awards” means, collectively, the Kontoor Brands Options, the Kontoor Brands PSUs, the Kontoor Brands RSUs and the Kontoor Brands Special Awards.

“Kontoor Brands Board” means the Board of Directors for Kontoor Brands.

“Kontoor Brands CBA” means any Collective Bargaining Agreement covering Kontoor Brands Employees or Kontoor Brands Contractors, as applicable, a complete and accurate list of which has been provided by VF to Kontoor Brands prior to the Distribution.

“Kontoor Brands Compensation Committee” means the Talent and Compensation Committee of the Kontoor Brands Board.

“Kontoor Brands Contractor” means each individual independent contractor or consultant who, as of the Distribution Date, primarily provides or provided services with respect to the Jeanswear Business.

“Kontoor Brands Director” means a member of the Kontoor Brands Board.

“Kontoor Brands Employee” means each (a) individual who, as of the Distribution Date, is (i) a Kontoor Brands Active Employee or (ii) an inactive employee (excluding any Kontoor Brands Inactive Employee) primarily employed with respect to the Jeanswear Business by any member of Kontoor Brands or the Kontoor Brands Group, (b) a VF Employee who has contractually agreed to transfer to Kontoor Brands or the Kontoor Brands Group on or after the Distribution Date, (c) a Transferred Kontoor Brands Employee or (d) a New Kontoor Brands Employee.

“Kontoor Brands Group” has the meaning set forth in the Separation and Distribution Agreement.

“Kontoor Brands H&W Plan” means any Kontoor Brands Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States. For the avoidance of doubt, Kontoor Brands FSAs are Kontoor Brands H&W Plans.

“Kontoor Brands Participant” means any individual who is a Kontoor Brands Employee or Kontoor Brands Contractor, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“Kontoor Brands Plan” means any Employee Plan (a) that is or was sponsored, maintained, administered, contributed to or entered into by any member of the Kontoor Brands Group, whether before, as of or after the Distribution Date or (b) for which Liabilities transfer to any member of the Kontoor Brands Group under this Agreement or pursuant to Applicable Law as a result of the Distribution.

“Kontoor Brands Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, applicable or related, in whole or in part, to the Jeanswear Business pursuant to any Employee Plan covering or with any Kontoor Brands Employee or Kontoor Brands Contractor and to which any member of the Kontoor Brands Group or VF Group is a party; provided, that, with respect to any Intellectual Property existing, conceived, created, developed or reduced to practice prior to the Distribution Date, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property is limited to those restrictive covenants related to Intellectual Property included in the Kontoor Brands Assets.

“Kontoor Brands Stock Value” means the value of Kontoor Brands Common Stock determined based on the methodology specified by the VF Compensation Committee and the Kontoor Brands Compensation Committee.

“Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“New Kontoor Brands Employee” means any individual who is hired following the Distribution Date to primarily provide services to the Jeanswear Business.

“Non-U.S. Defined Contribution Plan” means any Employee Plan that is a defined contribution plan that provides benefits on retirement, and such other benefits as are provided for under the plan, to Non-U.S. Kontoor Brands Participants whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the Kontoor Brands Group or by a member of the VF Group or by any other Person.

“Non-U.S. Kontoor Brands Participant” means any Kontoor Brands Participant who is not a U.S. Kontoor Brands Participant.

“Non-U.S. Pension Plan” means any Employee Plan that is a defined benefit pension plan that provides benefits on retirement, and such other benefits as are provided for under the plan, to Non-U.S. Kontoor Brands Participants whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the Kontoor Brands Group or by a member of the VF Group or by any other Person.

“Record Date” has the meaning set forth in the Separation and Distribution Agreement.

“Retirement Eligible Employee” means a VF Employee or a Kontoor Brands Employee who, as of the Distribution Date, is age 55 or older and has worked for VF or Kontoor Brands for 10 years or more.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement dated as of May 22, 2019, by and between VF and Kontoor Brands, to which this Agreement is Exhibit A.

“Sponsored Employee” means any Kontoor Brands Employee working on a visa or work permit sponsored by VF or a VF Group member as of immediately prior to the Distribution Date.

“Stub Period” means the period during which VF adjusted its fiscal year. For the avoidance of doubt, the Stub Period began on January 1, 2018 and concluded on March 31, 2018.

“Transferred Kontoor Brands Employee” means any individual who VF and Kontoor Brands mutually agree following the Distribution Date should have his or her employment transferred from the VF Group to the Kontoor Brands Group.

“U.S. Kontoor Brands Employee” means any Kontoor Brands Employee who is employed (or, in the case of former employees, was last actively employed) in the United States.

“U.S. Kontoor Brands Participant” means any Kontoor Brands Participant employed or engaged (or, in the case of former employees, individual independent contractors or consultants, was last actively employed or engaged, as applicable) in the United States.

“VF 401(k) Plan” means any VF Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code.

“VF Awards” means, collectively, the VF Options, the VF PSUs, the VF RSUs and the VF Special Awards.

“VF Bonus Plan” means any VF Plan that is a cash bonus or cash incentive plan. For the avoidance of doubt, the V.F. Corporation Management Incentive Compensation Plan is a VF Bonus Plan.

“VF CBA” means any Collective Bargaining Agreement covering VF Employees or VF Contractors, as applicable.

“VF Compensation Committee” means the Talent and Compensation Committee of the VF Board.

“VF Contractor” means each individual independent contractor or consultant (other than a Kontoor Brands Contractor) of any member of the VF Group, or solely for purposes of Article 8, any non-employee director of the VF Board.

“VF DCP” means the V.F. Corporation Deferred Compensation Plan.

“VF Director” means a member of the VF Board.

“VF Directors Savings Plan” means the V.F. Corporation Amended and Restated Deferred Savings Plan for Non-Employee Directors.

“VF EDSP” means the V.F. Corporation Executive Deferred Savings Plan.

“VF EDSP II” means the V.F. Corporation Executive Deferred Savings Plan II.

“VF Employee” means each individual who, as of the Distribution Date, is (a) not a Kontoor Brands Employee and (b) either (i) actively employed by any member of the VF Group or (ii) (x) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) or (y) a former employee, in each case, of any member of the VF Group, including those former employees of the Jeanswear Business who become a former employee prior to the Distribution Date.

“VF Equity Plan” means the V.F. Corporation 1996 Stock Compensation Plan.

“VF FSA” means any VF Plan that is a flexible spending account for health and dependent care expenses.

“VF Group” has the meaning set forth in the Separation and Distribution Agreement.

“VF H&W Plan” means any VF Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States. For the avoidance of doubt, VF FSAs are VF H&W Plans.

“VF NQ Savings Plans” means the VF EDSP and the VF EDSP II.

“VF Option” means each option to acquire VF Common Stock granted under the VF Equity Plan.

“VF Participant” means any individual who is a VF Employee or VF Contractor, and any beneficiary, dependent or alternate payee of such individual, as the context requires.

“VF Plan” means any Employee Plan (other than a Kontoor Brands Plan) sponsored, maintained, administered, contributed to or entered into by any member of the VF Group. For the avoidance of doubt, no Kontoor Brands Plan is a VF Plan.

“VF Post-Distribution Stock Value” means the value of VF Common Stock immediately following the Distribution Date, determined, for VF Employees, based on the methodology specified by the VF Compensation Committee and, for Kontoor Brands Employees, based on the methodology specified by the VF Compensation Committee and the Kontoor Brands Compensation Committee.

“VF Pre-Distribution Stock Value” means the value of VF Common Stock immediately prior to the Distribution Date, determined, for VF Employees, based on the methodology specified by the VF Compensation Committee and, for Kontoor Brands Employees, based on the methodology specified by the VF Compensation Committee and the Kontoor Brands Compensation Committee.

“VF PSU” means each award of restricted share units with respect to VF Common Stock granted under the VF Equity Plan subject to performance-based vesting conditions.

“VF Retiree H&W Plan” means any VF H&W Plan that provides or promises any post-retirement health, medical or life insurance or similar benefits (whether insured or self-insured).

“VF RSU” means each award of restricted share units with respect to VF Common Stock granted under the VF Equity Plan (other than VF PSUs).

“VF SERP” means the V.F. Corporation Amended and Restated Supplemental Executive Retirement Plan.

“VF Special Awards” means any restricted stock or restricted stock unit designated as a special award by VF.

“VF Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Employee Plan covering or with any Kontoor Brands Employee, Kontoor Brands Contractor, VF Employee or VF Contractor and to which any member of the Kontoor Brands Group or VF Group is a party (other than Kontoor Brands Specified Rights).

“VF U.S. Qualified Pension Plan” means the V.F. Corporation Pension Plan.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2019 Kontoor Brands Cash Bonuses	Section 7.02
2019 VF Cash Bonuses	Section 7.01
Delayed Transfer Period	Section 3.01(b)
Distribution	Preamble
Kontoor Brands	Preamble
Kontoor Brands Assumed Employee Liabilities	Section 2.01(b)
Kontoor Brands Bonus Plan	Section 7.02
Kontoor Brands Change in Control	Section 8.05(c)
Kontoor Brands Common Stock	Preamble
Kontoor Brands Directors Savings Plan	Section 5.08(a)
Kontoor Brands Equity Plan	Section 8.05(a)
Kontoor Brands FSAs	Section 6.04
Kontoor Brands Inactive Employee	Section 3.01(b)
Kontoor Brands NQ Savings Plan	Section 5.05(a)

Term	Section
Kontoor Brands Option	Section 8.03(b)
Kontoor Brands PSU	Section 8.02(c)(i)(B)
Kontoor Brands Rabbi Trust	Section 5.05(f)
Kontoor Brands RSU	Section 8.01(a)
Kontoor Brands Special Awards	Section 8.04(a)
Personnel Records	Section 9.01
Restricted Period	Section 11.08(a)
VF	Preamble
VF Board	Preamble
VF Change in Control	Section 8.05(c)
VF Common Stock	Preamble
VF Rabbi Trust	Section 5.05(f)
VF Retained Employee Liabilities	Section 2.01(a)

ARTICLE 2

GENERAL ALLOCATION OF LIABILITIES; INDEMNIFICATION

Section 2.01. Allocation of Employee-Related Liabilities.

(a)    Subject to the terms and conditions of this Agreement, effective as of the Distribution Date, VF shall, or shall cause the applicable member of the VF Group to, assume and retain, and no member of the Kontoor Brands Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any VF Participant or any VF Plan, in each case, other than any Kontoor Brands Assumed Employee Liabilities (as defined below), or (ii) attributable to actions expressly specified to be taken by any member of the VF Group under this Agreement, in each case, (x) whether arising before, on or after the Distribution Date, (y) whether based on facts occurring before, on or after the Distribution Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (iii) expressly assumed or retained, as applicable, by any member of the VF Group pursuant to this Agreement (collectively, “VF Retained Employee Liabilities”). For the avoidance of doubt, all VF Retained Employee Liabilities are VF Liabilities for purposes of the Separation and Distribution Agreement.

(b)    Subject to the terms and conditions of this Agreement, effective as of the Distribution Date, Kontoor Brands shall, or shall cause the applicable member of the Kontoor Brands Group to, assume, and no member of the VF Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any Kontoor Brands Participant or any Kontoor Brands Plan or (ii) attributable to actions expressly specified to be taken by any member of the Kontoor Brands Group under this Agreement, in each case, (x) whether arising before, on or after the Distribution Date, (y) whether based on facts occurring before, on or after the Distribution Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract (collectively, “Kontoor Brands Assumed Employee Liabilities”), including without limitation:

(i)    employment, separation or retirement agreements or arrangements to the extent applicable to any Kontoor Brands Participant;

(ii)    wages, salaries, incentive compensation, commissions, bonuses and other compensation payable to any Kontoor Brands Participants, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses and other compensation are or may have been earned;

(iii)    severance or similar termination-related pay or benefits applicable to any Kontoor Brands Participant relating to the termination or alleged termination of any Kontoor Brands Participant’s employment or service with the Kontoor Brands Group or VF Group that occurs prior to, at or after the Distribution;

(iv)    claims made by or with respect to any Kontoor Brands Participant in connection with any employee benefit plan, program or policy, without regard to when such claim is in respect of;

(v)    workers’ compensation and unemployment compensation benefits for all Kontoor Brands Participants;

(vi)    change in control, transaction bonus, retention and stay bonuses payable to any Kontoor Brands Participants;

(vii)    the Kontoor Brands CBAs;

(viii)    any Applicable Law (including ERISA and the Code) to the extent related to participation by any Kontoor Brands Participant in any Employee Plan;

(ix)    any Actions, allegations, demands, assessments, settlements or judgments relating to or involving any Kontoor Brands Participant (including, without limitation, those relating to labor and employment, wages, hours, overtime, employee classification, hostile workplace, civil rights, discrimination, harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, hiring practice and the payment and withholding of Taxes);

(x)    any costs or expenses incurred in designing, establishing and administering any Kontoor Brands Plans or payroll or benefits administration for Kontoor Brands Participants;

(xi)    the employer portion of any employment, payroll or similar Taxes relating to any of the foregoing or any Kontoor Brands Participant; and

(xii)    any Liabilities expressly assumed or retained, as applicable, by any member of the Kontoor Brands Group pursuant to this Agreement.

For the avoidance of doubt, all Kontoor Brands Assumed Employee Liabilities are Kontoor Brands Liabilities for purposes of the Separation and Distribution Agreement.

Section 2.02. Indemnification. For the avoidance of doubt, the provisions of Article 5 of the Separation and Distribution Agreement shall apply to and govern the indemnification rights and obligations of the parties with respect to the matters addressed by this Agreement.

ARTICLE 3

EMPLOYEES AND CONTRACTORS; EMPLOYMENT AND

COLLECTIVE BARGAINING AGREEMENTS

Section 3.01. Transfers of Employment.

(a)    Except as provided for in this Section 3.01, effective as of or prior to the Distribution Date, (i) the employment of each Kontoor Brands Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the Kontoor Brands Group and (ii) the employment of each VF Employee, to the extent employed at such time, each Kontoor Brands Inactive Employee and each Former Kontoor Brands Employee will be continued by a member of the VF Group. Before the Distribution Date, VF and Kontoor Brands shall cooperate in good faith to transfer the employment of each Kontoor Brands Employee from the VF Group to the Kontoor Brands Group, and the parties shall use their reasonable best efforts to cause all such transfers of employment to occur no later than the Distribution Date; provided, however, that the parties agree to mutually cooperate to transfer the employment of any Transferred Kontoor Brands Employees to the Kontoor Brands Group as soon as possible following the Distribution Date and, unless as otherwise contemplated in connection with the Transition Services Agreement, in no event later than the expiration of the Delayed Transfer Period. For the avoidance of doubt, each Transferred Kontoor Brands Employee shall be deemed to be a Kontoor Brands Employee for all purposes of the Agreement following the applicable date of transfer of his or her employment from the VF Group to the Kontoor Brands Group.

(b)    Notwithstanding anything to the contrary in this Agreement, each Kontoor Brands Employee who, except for any Kontoor Brands Employee who is eligible to receive awards under the VF Equity Plan, as of the Distribution Date, is on a leave of absence protected under the Family Medical Leave Act and/or receiving long-term or short-term disability benefits under a VF H&W Plan (each, a “Kontoor Brands Inactive Employee”) will continue to be employed by a member of the VF Group until such individual returns to active service. In the event that such Kontoor Brands Inactive Employee returns to active service on or before the six (6) month anniversary of the Distribution Date (the “Delayed Transfer Period”), Kontoor Brands will make an offer of employment to such Kontoor Brands Inactive Employee on terms and conditions of employment consistent with (A) this Agreement and (B) the terms and conditions of employment applicable to such Kontoor Brands Inactive Employee at such time). For the avoidance of doubt, (x) effective on or before the Distribution Date, the employment of each Kontoor Brands Employee who is eligible to receive awards under the VF Equity Plan and/or on an approved leave of absence (other than any Kontoor Brands Inactive Employee) will continue with or be transferred to, as applicable, the Kontoor Brands Group in accordance with Section 3.01(a), (y) all costs relating to any compensation, benefits, severance or other employment-related costs in respect of Kontoor Brands Inactive Employees will constitute Kontoor Brands Assumed Employee Liabilities and (z) any VF Employee that was to be a Kontoor Brands Inactive Employee but for the employee’s failure to return to active service on or before the six (6) month anniversary of the Distribution Date will not be considered a Kontoor Brands Inactive Employee, and the parties shall mutually cooperate in good faith to determine the status of such VF Employee. Any New Kontoor Brands Employees will be hired by a member of the Kontoor Brands Group, and will be deemed to be a Kontoor Brands Employee for all purposes of this Agreement from and after the applicable date of hire. For the avoidance of doubt, any New Kontoor Brands Employee will be deemed to be a Kontoor Brands Employee for all purposes of this Agreement following his or her applicable hire date (regardless of whether hired by a member of the Kontoor Brands Group or a member of the VF Group).

(c)    When required, each of the parties hereto agrees to execute, and to use his or her reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01.

(d)    Effective as of the Distribution Date, (i) Kontoor Brands shall adopt or maintain, and shall cause each member of the Kontoor Brands Group to adopt or maintain, leave of absence programs and (ii) Kontoor Brands shall honor, and shall cause each member of the Kontoor Brands Group to honor, all terms and conditions of authorized leaves of absence which have been granted to any Kontoor Brands Participant before the Distribution Date, including such leaves that are to commence on or after the Distribution Date.

(e)    In the event that the parties reasonably determine following the Distribution Date that (i) any individual employed outside the United States who is not a Kontoor Brands Employee has inadvertently become employed by a member of the Kontoor Brands Group (due to the operation of transfer of undertakings or similar Applicable Law), the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the VF Group, and VF shall reimburse the applicable members of the Kontoor Brands Group for all compensation, benefits and other employment-related costs incurred by the Kontoor Brands Group members in employing and transferring such individuals or (ii) any individual employed outside the United States who was intended to transfer to, and become employed by, a member of the Kontoor Brands Group pursuant to the operation of transfer of undertakings or similar Applicable Law instead continues to be employed by the VF Group, the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Kontoor Brands Group, and Kontoor Brands shall reimburse the applicable members of the VF Group for all compensation, benefits and other employment-related costs incurred by VF Group members in employing and transferring such individuals.

(f)    With respect to any employment agreements or restrictive covenant agreements with Kontoor Brands Employees or VF Employees to which a member of the Kontoor Brands Group or a member of the VF Group, respectively, is not a party, or which do not otherwise transfer to a Kontoor Brands Group member or a VF

Group member, respectively, by operation of Applicable Law, the parties shall use reasonable best efforts to assign the applicable employment agreement or restrictive covenant agreement to a member of the Kontoor Brands Group or a member of the VF Group, as applicable, in the applicable jurisdiction, and Kontoor Brands or VF, as applicable, shall, or shall cause a member of the Kontoor Brands Group or a member of the VF Group, respectively, to assume and perform such employment agreements or restrictive covenant agreements in accordance with their terms; provided, however, that this Section 3.01(f) shall not apply to any employment agreements or restrictive covenant agreements with any Kontoor Brands Participants who are employed in a jurisdiction outside of the United States in which the parties do not intend for such agreements to be transferred to the Kontoor Brands Group.

Except as provided in Section 8.05(k), with respect to any Delayed Transfer Employee, references to the “Distribution Date” in this Agreement, as applicable, shall in each case be deemed to refer to the date such Delayed Transfer Employee commences employment with the Kontoor Brands Group, mutatis mutandis, if later.

Section 3.02. Contractors. With respect to any independent contractor or consulting agreements with Kontoor Brands Contractors or VF Contractors to which a Kontoor Brands Group member or a VF Group member, respectively, is not a party, or which do not otherwise transfer to a Kontoor Brands Group member or a VF Group member, respectively, by operation of Applicable Law, the parties shall use reasonable best efforts to assign the applicable agreements to a member of the Kontoor Brands Group or a member of the VF Group, as applicable, in the applicable jurisdiction, and Kontoor Brands or VF, as applicable, shall, or shall cause a member of the Kontoor Brands Group or a member of the VF Group, respectively, to assume and perform any obligations under such independent contractor and consulting agreements.

Section 3.03. Assumption of Collective Bargaining Agreements; Labor Relations.

(a)    From and after the Distribution Date, Kontoor Brands hereby agrees to comply with and honor the Kontoor Brands CBAs and become, and fulfill its obligations as, a successor employer to the applicable VF Group member for all purposes under the Kontoor Brands CBAs with respect to any Kontoor Brands Employee or Kontoor Brands Contractor, and Kontoor Brands assumes responsibility for, and VF or the relevant member of the VF Group hereby ceases to be responsible for or to otherwise have any Liability in respect of, the Kontoor Brands CBAs to the extent that they pertain to any Kontoor Brands Employee or Kontoor Brands Contractor. To the extent that any Kontoor Brands CBA is maintained outside of the United States, Kontoor Brands agrees to assume and honor any obligations under such Kontoor Brands CBA, as such obligations relate to any Kontoor Brands Employee or Kontoor Brands Contractor, in accordance with industry and regulatory standards.

(b)    To the extent required by Applicable Law, any Kontoor Brands CBA, any VF CBA or any other Collective Bargaining Agreement, the parties shall cooperate and consult in good faith to provide notice, engage in consultation, and take any similar action that may be required on their part in connection with the Distribution.

Section 3.04. Assumption of Individual Kontoor Brands Employee Agreements and Kontoor Brands Contractor Agreements. From and after the Distribution Date, Kontoor Brands hereby agrees to comply with and honor any employment or services agreement between any member of the VF Group or the Kontoor Brands Group, as the case may be, on the one hand, and any Kontoor Brands Employee or Kontoor Brands Contractor, on the other hand, and assumes responsibility for, and, to the extent applicable, VF or the relevant member of the VF Group hereby ceases to be responsible for or to otherwise have any Liability in respect of, such agreements.

Section 3.05. Assignment of Specified Rights. To the extent permitted by Applicable Law and the applicable agreement, if any, effective as of the Distribution Date, (i) VF hereby assigns, to the maximum extent possible, on behalf of itself and the VF Group, the Kontoor Brands Specified Rights, to Kontoor Brands and (ii) Kontoor Brands hereby assigns, to the maximum extent possible, on behalf of itself and the Kontoor Brands Group, the VF Specified Rights, to VF.

ARTICLE 4

PLANS

Section 4.01. Plan Participation. Except as otherwise expressly provided in this Agreement, effective as of immediately prior to the Distribution Date, (a) (i) all Kontoor Brands Participants shall cease any participation in, and benefit accrual under, the VF Plans and (ii) all members of the Kontoor Brands Group shall cease to be participating employers under the VF Plans and (b) to the extent applicable, (i) all VF Participants shall cease any participation in, and benefit accrual under, the Kontoor Brands Plans and (ii) all members of the VF Group shall cease to be participating employers under the Kontoor Brands Plans. Prior to the Distribution Date, VF and Kontoor Brands shall take all actions necessary to effectuate the actions contemplated by this Section 4.01 and to cause (A) the applicable Kontoor Brands Group member to have in effect such corresponding Kontoor Brands Plan as of the Distribution Date except as otherwise set forth in this Agreement, (B) the applicable Kontoor Brands Group Member to assume or retain all Liabilities with respect to each Kontoor Brands Plan and the applicable VF Group member to assume or retain all Liabilities with respect to each VF Plan, in each case, effective as of the Distribution Date and (C) all assets of any Kontoor Brands Plan to be transferred to or retained by the applicable Kontoor Brands Group member in the applicable jurisdiction and all assets of any VF Plan to be transferred to or retained by the applicable VF Group member in the applicable jurisdiction, in each case, effective as of the Distribution Date. Effective as of the Distribution Date, VF shall not be considered a fiduciary for any Kontoor Brands Plans.

Section 4.02. Service Credit. From and after the Distribution Date, for purposes of determining eligibility to participate, vesting and benefit accrual under any Kontoor Brands Plan in which a Kontoor Brands Employee is eligible to participate on and following the Distribution Date, such Kontoor Brands Employee’s service with any member of the VF Group or the Kontoor Brands Group, as the case may be, prior to the Distribution Date shall be treated as service with the Kontoor Brands Group, to the extent recognized by the VF Group or the Kontoor Brands Group, as applicable, under an analogous VF Plan or Kontoor Brands Plan, as applicable, prior to the Distribution Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

ARTICLE 5

RETIREMENT PLANS

Section 5.01. 401(k) Plan.

(a)    Effective as of the Distribution Date, each Kontoor Brands Participant who participates in the VF 401(k) Plan immediately prior to the Distribution Date will (i) cease active participation in the VF 401(k) Plan and (ii) become eligible to participate in the Kontoor Brands 401(k) Plan. For the avoidance of doubt, all employee pre-tax deferrals and employer contributions with respect to the Kontoor Brands Participants will be made to the Kontoor Brands 401(k) Plan on and following the Distribution Date.

(b)    Effective as of the Distribution Date, the account balances, and any related participant loans, of all Kontoor Brands Participants that are active participants in the VF 401(k) Plan will be transferred from the VF 401(k) Plan to the Kontoor Brands 401(k) Plan via a trust-to-trust transfer, including all account balances and employee loans, as well as any residual liability, under the VF 401(k) Plan with respect to Kontoor Brands Participants in accordance with all Applicable Laws, including the Code; provided, however, that in the case of any Delayed Transferred Employees, such Kontoor Brands Participants’ account balances, including any related participant loans, will be transferred at the time each such Delayed Transferred Employee commences employment with a member of the Kontoor Brands Group. Following the time in which the trust-to-trust transfer is complete, Kontoor Brands and/or the Kontoor Brands 401(k) Plan shall assume all Liabilities of VF under the VF 401(k) Plan with respect to all participants in the VF 401(k) Plan whose balances and loans were transferred to the Kontoor Brands 401(k) Plan pursuant to this Section 5.01 and VF and the VF 401(k) Plan shall have no Liabilities to provide such participants with benefits under the VF 401(k) Plan following such transfer.

(c)    From and after the Distribution Date, the applicable member of the Kontoor Brands Group shall be responsible for the administration of the Kontoor Brands 401(k) Plan, and no member of the VF Group shall have any Liability or obligation (including any administration obligation) with respect to the Kontoor Brands 401(k) Plan or any member of the Kontoor Brands Group with respect to the Kontoor Brands 401(k) Plan.

Section 5.02. Non-U.S. Defined Contribution Plans. As set forth in Article 10, and except as provided in this Section 5.02, the parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Non-U.S. Defined Contribution Plans, which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

Section 5.03. VF U.S. Qualified Pension Plan.

(a)    Effective as of the Distribution Date, each Kontoor Brands Participant who participates in the VF U.S. Qualified Pension Plan will cease active participation in the VF U.S. Qualified Pension Plan. VF shall retain sponsorship of the VF U.S. Qualified Pension Plan and all assets and Liabilities relating to Kontoor Brands Participants under the VF U.S. Qualified Pension Plan, including any additional benefits accrued under the VF U.S. Qualified Pension Plan on or before December 31, 2018 (to the extent not yet contributed).

(b)    On or before June 30, 2019, VF shall credit to each Kontoor Brands Participant who participated in the VF U.S. Qualified Pension Plan on or before the Distribution Date, amounts provided under any VF Bonus Plan to the extent such amounts would be otherwise accrued under the VF U.S. Qualified Pension Plan.

Section 5.04. Non-U.S. Pension Plans. As set forth in Article 10, and except as provided in this Section 5.04, the parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Non-U.S. Pension Plans, which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

Section 5.05. VF NQ Savings Plans.

(a)    Effective as of the Distribution Date, each Kontoor Brands Participant who participates in the VF NQ Savings Plans as of immediately prior to the Distribution Date (i) will cease active participation in the VF NQ Savings Plan and (ii) will become eligible to participate in a corresponding Kontoor Brands non-qualified savings and investment plan (the “Kontoor Brands NQ Savings Plans”). For the avoidance of doubt, from and after the Distribution Date, each Kontoor Brands Participant shall not actively participate in or accrue any additional benefits under the VF NQ Savings Plans.

(b)    On or before the Distribution Date, any and all costs, expenses or Liabilities relating to participation by Kontoor Brands Participants in the VF NQ Savings Plans shall be assumed by the Kontoor Brands Group and constitute Kontoor Brands Assumed Employee Liabilities. Effective as of the Distribution Date, (i) Kontoor Brands shall, and shall cause the Kontoor Brands NQ Savings Plans to, accept all assets and assume all Liabilities under the VF NQ Savings Plan with respect to Kontoor Brands Participants, (ii) VF shall, and shall cause the VF NQ Savings Plans to, transfer all such assets and Liabilities to the Kontoor Brands NQ Savings Plans and (iii) the VF NQ Savings Plans and the VF Group shall have no further Liability or obligation (including any administration obligation) with respect thereto. The VF NQ Savings Plans shall continue to be responsible for Liabilities in respect of VF Participants.

(c)    On and following the Distribution Date, any effective deferral elections made by a Kontoor Brands Participant with respect to amounts deferred by such Kontoor Brands Participant under, and in accordance with the terms of, the VF NQ Savings Plans prior to the Distribution Date, shall remain in effect with respect to such amounts in accordance with their terms.

(d)    Kontoor Brands Participants shall receive credit under the Kontoor Brands NQ Savings Plans for vesting, eligibility and benefit service for all service credited for those purposes under the VF NQ Savings Plans as of the Distribution Date as if that service had been rendered to the Kontoor Brands Group.

(e)     To the maximum extent permitted by Section 409A of the Code, a Kontoor Brands Participant shall not be considered to have undergone a “separation from service” for purposes of Section 409A of the Code and the VF NQ Savings Plan solely by reason of the Distribution, and, following the Distribution Date, the determination of whether a Kontoor Brands Participant has incurred a separation from service with respect to his or her benefit in the Kontoor Brands NQ Savings Plan shall be based solely upon his or her performance of services for the Kontoor Brands Group.

(f)    On or before the Distribution Date, the Kontoor Brands Group shall adopt a rabbi trust (the “Kontoor Brands Rabbi Trust”), the terms of which shall be substantially similar to those of the trust governed by the Trust Agreement Between VF Corporation and Fidelity Management Trust Company, dated April 1, 2016 (“VF Rabbi Trust”). In connection with the assumption by the Kontoor Brands Group and the Kontoor Brands NQ Savings Plans of the Liabilities relating to participation by Kontoor Brands Participants in the VF NQ Savings Plans, on or as soon as reasonably practicable following the Distribution Date, VF shall, or shall cause the VF Rabbi Trust to, transfer in kind to the Kontoor Brands Rabbi Trust a percentage of the assets held by the VF Rabbi Trust (if any) equal to the percentage represented by a fraction, the numerator of which is the aggregate value of the account balances and accrued benefits of Kontoor Brands Participants under the VF NQ Savings Plans covered by the VF Rabbi Trust as of immediately prior to the Distribution Date and the denominator of which is the aggregate value of all account balances and accrued benefits of all participants under such plans as of immediately prior to the Distribution Date. VF Corporation shall also make an additional contribution to the Kontoor Brands Rabbi Trust equal to the Kontoor Brands Participants’ pro rata portion of certain corporate-owned life insurance used to pay VF NQ Savings Plan benefits.

Section 5.06. VF DCP. Effective as of the Distribution Date, VF shall retain sponsorship of the VF DCP but shall terminate and liquidate the VF DCP effective December 31, 2019, with distributions to affected VF Participants and Kontoor Brands Participants to occur in calendar year 2020.

Section 5.07. VF SERP.

(a)    Effective as of the Distribution Date, each Kontoor Brands Participant who participates in the VF SERP will cease active participation in the VF SERP. VF shall retain sponsorship of the VF SERP and all assets and Liabilities relating to Kontoor Brands Participants under the VF SERP, including any additional benefits accrued under the VF SERP on or before December 31, 2018 (to the extent not yet contributed).

(b)    On or before June 30, 2019, VF shall credit to each Kontoor Brands Participant who participated in the VF SERP on or before the Distribution Date, amounts provided under the VF Bonus Plan to the extent such amounts would be otherwise accrued under the VF SERP.

(c)    To the maximum extent permitted by Section 409A of the Code, a Kontoor Brands Participant shall not be considered to have undergone a “separation from service” for purposes of Section 409A of the Code and the VF SERP solely by reason of the Distribution.

Section 5.08. VF Directors Savings Plan.

(a)    Effective as of the Distribution Date, each Kontoor Brands Director will become eligible to participate in a Kontoor Brands non-qualified savings and investment plan similar to the VF Directors Savings Plan (the “Kontoor Brands Directors Savings Plan”). All directors of Kontoor Brands shall be eligible for the Kontoor Brands Directors Savings Plan. For the avoidance of doubt, each Kontoor Brands Director who also serves as a VF Director may participate in both the VF Directors Savings Plan and the Kontoor Brands Directors Savings Plan, pursuant to the terms set forth in each plan.

(b)    On and following the Distribution Date, any effective deferral elections made by a Kontoor Brands Director under, and in accordance with the terms of, the VF Directors Savings Plan prior to the Distribution Date, shall remain in effect with respect to such amounts in accordance with their terms.

Section 5.09. Section 409A. The parties shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any Kontoor Brands Participant, in respect of their benefits under any Employee Plan. In the event that Kontoor Brands does not comply with its notification obligation pursuant to Section 11.01, Kontoor Brands shall indemnify, defend and hold the VF Group harmless from and against any Actions and any Liabilities related thereto.

ARTICLE 6

HEALTH AND WELFARE PLANS; PAID TIME OFF AND VACATION

Section 6.01. Cessation of Participation in VF H&W Plans; Participation in Kontoor Brands H&W Plans.

(a)    Without limiting the generality of Section 4.01, effective as of the Distribution Date, Kontoor Brands Participants shall cease to participate in the VF H&W Plans.

(b)    Effective as of the Distribution Date, Kontoor Brands shall cause Kontoor Brands Participants who participate in a VF H&W Plan immediately prior to the Distribution Date to be automatically enrolled in a corresponding Kontoor Brands H&W Plan.

(c)    To the extent applicable, Kontoor Brands shall use commercially reasonable efforts to cause Kontoor Brands H&W Plans to recognize and maintain all coverage and contribution elections made by Kontoor Brands Participants under the corresponding VF H&W Plans as of the Distribution Date and apply such elections under the applicable Kontoor Brands H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable.

(d)    Neither the transfer nor other movement of employment or service from any member of the VF Group to any member of the Kontoor Brands Group at any time before the Distribution Date shall constitute or be treated as a “status change” under the VF H&W Plans or the Kontoor Brands H&W Plans.

(e)    Subject to the terms of the applicable Kontoor Brands H&W Plan and Applicable Law, Kontoor Brands shall use its reasonable best efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Kontoor Brands Participants under any Kontoor Brands H&W Plan in which any such Kontoor Brands Participant may be eligible to participate on or after the Distribution Date to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such Kontoor Brands Participant under the corresponding VF H&W Plans.

Section 6.02. Assumption of Health and Welfare Plan Liabilities. Subject to Section 6.03, effective as of the Distribution Date, all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred prior to the Distribution Date by each Kontoor Brands Participant under the VF H&W Plans shall remain Liabilities of the VF Group and shall be deemed to be VF Retained Employee Liabilities; all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred on or after the Distribution Date by each Kontoor Brands Participant shall be retained under the respective Kontoor Brands H&W Plans, and no portion of the Liability shall be treated as a VF Retained Employee Liability. Without limiting the generality of the foregoing, subject to Section 6.03, any and all costs, expenses or Liabilities relating to participation by Kontoor Brands Participants in the VF H&W Plans during the Delayed Transfer Period shall be reimbursed by Kontoor Brands to the VF Group in accordance with the terms of the Transition Services

Agreement. For the avoidance of doubt, subject to Section 6.03, (a) all Liabilities arising under any Kontoor Brands H&W Plan and (b) all Liabilities arising out of, relating to or resulting from the cessation of a Kontoor Brands Participant’s participation in any VF H&W Plan (other than a VF Retiree H&W Plan) and transfer to a Kontoor Brands H&W Plan as set forth herein (including any Actions or claims by any Kontoor Brands Participants related thereto) shall, in each case, be Kontoor Brands Assumed Employee Liabilities.

Section 6.03. Retiree Health and Welfare Benefits. Notwithstanding anything to the contrary in Section 6.01 or Section 6.02, (a) effective as of the Distribution Date, all Kontoor Brands Participants shall cease to participate in, and earn benefit service under, any VF Retiree H&W Plan (provided, that any Kontoor Brands Participant who has elected to receive benefits under any applicable VF Retiree H&W Plan in accordance with the terms of such plan prior to the Distribution Date shall continue to participate in, and receive benefits under, such VF Retiree H&W Plan in accordance with the terms of such plan) and (b) all Liabilities under the VF Retiree H&W Plans (whether relating to VF Participants or Kontoor Brands Participants) will be retained by VF and will constitute VF Retained Employee Liabilities.

Section 6.04. Flexible Spending Account Plan Treatment. Effective as of the Distribution Date, Kontoor Brands shall establish or designate flexible spending accounts for health and dependent care expenses (the “Kontoor Brands FSAs”). To the extent applicable, the parties shall take all actions reasonably necessary or appropriate so that the account balances (positive or negative) under the VF FSAs of each Kontoor Brands Participant who has elected to participate therein in the year in which the Distribution Date occurs shall be transferred, effective as of the Distribution Date, from the VF FSAs to the corresponding Kontoor Brands FSAs. The Kontoor Brands FSAs shall assume responsibility as of the Distribution Date for all outstanding dependent care and health care claims under the VF FSAs of each Kontoor Brands Participant for the year in which the Distribution Date occurs and shall assume the rights of and agree to perform the obligations of the analogous VF FSA from and after the Distribution Date. The parties shall cooperate in good faith to provide that the contribution elections of each such Kontoor Brands Participant as in effect immediately before the Distribution Date remain in effect under the Kontoor Brands FSAs from and after the Distribution Date.

Section 6.05. Workers’ Compensation Liabilities. Unless as otherwise expressly provided in the Separation and Distribution Agreement, effective as of the Distribution Date, all workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any Kontoor Brands Participant that result from an accident or from an occupational disease, if incurred before the Distribution Date, shall be retained by VF and shall constitute VF Retained Employee Liabilities. All workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any Kontoor Brands Participant that result from an accident or from an occupational disease, if incurred on or after the Distribution Date, shall be assumed by Kontoor Brands and shall constitute Kontoor Brands Assumed Employee Liabilities. The parties shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and contracts governing the handling of claims.

Section 6.06. Vacation and Paid Time Off. Effective as of the Distribution Date, the applicable Kontoor Brands Group member shall recognize and assume all Liabilities with respect to vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off with respect to Kontoor Brands Participants accrued on or prior to the Distribution Date, and Kontoor Brands shall credit each such Kontoor Brands Participant with such accrual; provided, that if any such vacation or paid time off is required under Applicable Law to be paid out to the applicable Kontoor Brands Participant in connection with the Distribution, such payment will be made by Kontoor Brands as of the Distribution Date, and Kontoor Brands will credit such Kontoor Brands Participant with unpaid vacation time or paid time off in respect thereof; it being understood that any amount of vacation or paid time off required to be paid out in connection with the Distribution shall constitute Kontoor Brands Assumed Employee Liabilities.

Section 6.07. COBRA.

(a)    The VF Group shall administer the VF Group’s compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the VF H&W Plans with respect to Kontoor Brands Participants who incur a COBRA “qualifying event” occurring on or before the Distribution Date; provided, that, for the avoidance of doubt, any Liabilities related thereto shall constitute VF Retained Employee Liabilities.

(b)    Kontoor Brands shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at Kontoor Brands’ expense, compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the Kontoor Brands H&W Plans with respect to Kontoor Brands Participants who incur a COBRA “qualifying event” that occurs at any time after the Distribution Date.

(c)    The parties agree that neither the Distribution nor any assignment or transfer of the employment or services of any employee or individual independent contractor as contemplated under this Agreement shall constitute a COBRA “qualifying event” for any purpose of COBRA.

ARTICLE 7

INCENTIVE COMPENSATION

Section 7.01. VF Cash Incentive and Cash Bonus Plans. Each Kontoor Brands Participant participating in any VF Bonus Plan with respect to the Stub Period and/or the VF 2019 fiscal year will remain eligible to receive a cash bonus in respect of the Stub Period and/or the VF 2019 fiscal year (the “2019 VF Cash Bonuses”) in accordance with the terms of such applicable VF Bonus Plan. Any 2019 VF Cash Bonuses payable to Kontoor Brands Participants under such VF Bonus Plans will be paid by Kontoor Brands on behalf of VF in accordance with the terms of the applicable VF Bonus Plan (including terms relating to the timing of payment), which such amounts shall constitute Kontoor Brands Assumed Employee Liabilities; provided, that VF will reimburse Kontoor Brands for the portion of the 2019 VF Cash Bonuses paid by Kontoor Brands to Kontoor Brands Participants that relates to the portion of the VF 2019 fiscal year that elapsed prior to the Distribution Date, which such amount to be reimbursed by VF will constitute a VF Retained Employee Liability.

Section 7.02. Kontoor Brands Cash Incentive and Cash Bonus Plans. Each Kontoor Brands Participant participating in any Kontoor Brands Plan that is a cash bonus or cash incentive plan (each, a “Kontoor Brands Bonus Plan”) with respect to the Kontoor 2019 fiscal year (the “2019 Kontoor Brands Cash Bonuses”) shall accrue service credit for any time the Kontoor Brands Participant continues to work for VF or the VF Group between April 1, 2019 and the Distribution Date. Any 2019 Kontoor Brands Cash Bonuses payable to Kontoor Brands Participants under such Kontoor Brands Bonus Plans will be paid by Kontoor Brands in accordance with the terms of the applicable Kontoor Brands Bonus Plan (including terms relating to the timing of payment), which such amounts shall constitute Kontoor Brands Assumed Employee Liabilities.

ARTICLE 8

TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 8.01. RSUs.

(a)    Kontoor Brands Participants. Effective as of the Distribution Date, each VF RSU that is outstanding immediately prior to the Distribution Date and held by a Kontoor Brands Participant shall be converted into a restricted share unit with respect to Kontoor Brands Common Stock (each, a “Kontoor Brands RSU”). The number of shares of Kontoor Brands Common Stock subject to such Kontoor Brands RSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF RSU, as applicable, by taking into account the relative values of the VF Pre-Distribution Stock Value, the VF Post-

Distribution Stock Value and the Kontoor Brands Stock Value. Each such Kontoor Brands RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF RSU as of immediately prior to the Distribution Date.

(b)    VF Participants. Effective as of the Distribution Date, each VF RSU that is outstanding immediately prior to the Distribution Date and held by a VF Participant shall be adjusted to reflect the Distribution and become an Adjusted VF RSU. The number of shares of VF Common Stock subject to such Adjusted VF RSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF RSU by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF RSU as of immediately prior to the Distribution Date.

Section 8.02. PSUs.

(a)    PSUs Granted in 2016. The performance period for PSUs granted in 2016 shall conclude prior to the Distribution Date. Effective as of the Distribution Date, each VF PSU that was granted in 2016, regardless of whether it is held by a VF Participant or a Kontoor Brands Participant, and is outstanding immediately prior to the Distribution Date shall be adjusted to reflect the Distribution and become an Adjusted VF PSU. The number of shares of VF Common Stock subject to such Adjusted VF PSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF PSU by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF PSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF PSU as of immediately prior to the Distribution Date.

(b)    PSUs Granted in 2017.

(i)    Kontoor Brands Participants. Effective as of the Distribution Date:

(A)    For each Kontoor Brands Participant, 80% of the target amount of the Kontoor Brands Participant’s VF PSUs that were granted in 2017 and are outstanding immediately prior to the Distribution Date shall be adjusted in the manner set forth in Section 8.02(b)(ii) for VF Participants and settled as soon as administratively practicable following the date on which the VF Compensation Committee certifies the achievement of the underlying performance metrics based on VF’s actual performance relative to the applicable target performance goal.

(B)    For each Kontoor Brands Participant, the remaining 20% of the target amount of the Kontoor Brands Participant’s VF PSUs that were granted in 2017 and are outstanding immediately prior to the Distribution Date shall be converted into Kontoor Brands RSUs, which shall vest subject only to continued employment with a member of the Kontoor Brands Group on December 31, 2019; provided, that for any Retirement Eligible Employee, such Kontoor Brands RSUs shall vest on December 31, 2019 in any case and shall not be subject to the Retirement Eligible Employee’s continued employment. The number of shares of Kontoor Brands Common Stock subject to such Kontoor Brands RSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF PSU, as applicable, by taking into account the relative values of the VF Pre-Distribution Stock Value, the VF Post-Distribution Stock Value and the Kontoor Brands Stock Value.

(ii)    VF Participants. Effective as of the Distribution Date, each VF PSU that was granted in 2017 and is outstanding immediately prior to the Distribution Date shall be adjusted to reflect the Distribution and become an Adjusted VF PSU. The number of shares of VF Common Stock subject to such Adjusted VF PSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF PSU by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF PSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF PSU as of immediately prior to the Distribution Date.

(c)    PSUs Granted in 2018.

(i)    Kontoor Brands Participants. Effective as of the Distribution Date:

(A)    For each Kontoor Brands Participant, 38% of the target amount of the Kontoor Brands Participant’s VF PSUs that were granted in 2018 and are outstanding immediately prior to the Distribution Date shall be adjusted in the manner set forth in Section 8.02(c)(ii) for VF Participants and settled as of the date on which the VF Compensation Committee certifies the achievement of the underlying performance metrics based on VF’s actual performance relative to the performance criteria established for such VF PSUs.

(B)    For each Kontoor Brands Participant, the remaining 62% of the target amount of the Kontoor Brands Participant’s VF PSUs that were granted in 2018 and are outstanding immediately prior to the Distribution Date shall be converted into a restricted share unit with respect to Kontoor Brands Common Stock subject to performance-based vesting conditions (each, a “Kontoor Brands PSU”). The number of shares of Kontoor Brands Common Stock subject to such Kontoor Brands PSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the target value of such VF PSU by taking into account the relative values of the VF Pre-Distribution Stock Value, the VF Post-Distribution Stock Value and the Kontoor Brands Stock Value. Each such Kontoor Brands PSU shall be subject to the same terms and conditions as applicable to the corresponding VF PSU as of immediately prior to the Distribution Date; provided, that each such Kontoor Brands PSU shall be subject to new performance-based metrics as determined by the VF Compensation Committee on or before the Distribution Date and with the performance thresholds and performance periods determined by the Kontoor Brands Compensation Committee following the Distribution Date; provided further, that for any Retirement Eligible Employee, such Kontoor Brands PSUs shall vest on December 31, 2020, subject to the achievement of the new performance-based metrics, thresholds and periods, and shall not be conditioned on the Retirement Eligible Employee’s continued employment.

(ii)    VF Participants. Effective as of the Distribution Date, each VF PSU that was granted in 2018 and is outstanding immediately prior to the Distribution Date, and held by a VF Participant, shall be adjusted to reflect the Distribution and become an Adjusted VF PSU. The number of shares of VF Common Stock subject to such Adjusted VF PSU shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF PSU by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF PSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF PSU as of immediately prior to the Distribution Date.

Section 8.03. Stock Options.

(a)    Retirement Eligible Employees. Effective as of the Distribution Date, each VF Option that is outstanding immediately prior to the Distribution Date and held by a Retirement Eligible Employee, whether a Kontoor Brands Participant or a VF Participant, shall be adjusted to reflect the Distribution and become an Adjusted VF Option. The number of shares of VF Common Stock subject to, and the exercise price per share of, such Adjusted VF Option shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF Option by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value, and adjusted in a manner consistent with Section 409A of the Code. Each such Adjusted VF Option shall be subject to the same terms and conditions (including vesting) as applicable to the corresponding VF Option as of immediately prior to the Distribution Date.

(b)    Kontoor Brands Participants. Effective as of the Distribution Date, each VF Option that is outstanding as of immediately prior to the Distribution Date and held by a Kontoor Brands Participant who is not a Retirement Eligible Employee shall be converted into an option to acquire Kontoor Brands Common Stock (each, a “Kontoor Brands Option”) and shall be subject to the same terms and conditions (including vesting) as applicable to the corresponding VF Option as of immediately prior to the Distribution Date; provided, that from and after the Distribution Date, the number of shares of Kontoor Brands Common Stock subject to, and the exercise price per share of, such Kontoor Brands Option shall be determined by the VF Compensation Committee in a manner consistent with Section 409A of the Code and intended to preserve without enlarging the value of such VF Option by taking into account (i) the exercise price per share of such VF Option and (ii) the relative values of the VF Pre-Distribution Stock Value, the VF Post-Distribution Stock Value and the Kontoor Brands Stock Value.

(c)    VF Participants. Effective as of the Distribution Date, each VF Option that is outstanding immediately prior to the Distribution Date and held by a VF Participant who is not a Retirement Eligible Employee shall be adjusted to reflect the Distribution and become an Adjusted VF Option. The number of shares of VF Common Stock subject to, and the exercise price per share of, such Adjusted VF Option shall be determined by the VF Compensation Committee in a manner consistent with Section 409A of the Code and intended to preserve without enlarging the value of such VF Option by taking into account (i) the exercise price per share of such VF Option and (ii) the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF Option shall be subject to the same terms and conditions (including vesting) as applicable to the corresponding VF Option as of immediately prior to the Distribution Date.

Notwithstanding anything to the contrary in this Section 8.03, the exercise price, the number of shares of VF Common Stock or Kontoor Brands Common Stock, as applicable, and the terms and conditions of exercise applicable to any Adjusted VF Option or Kontoor Brands Option, as the case may be, shall be determined in a manner consistent with the requirements of Section 409A of the Code.

Section 8.04. Special Awards.

(a)    Kontoor Brands Participants. Effective as of the Distribution Date, all VF Special Awards that are outstanding immediately prior to the Distribution Date and held by a Kontoor Brands Participant shall be converted into restricted stock and restricted stock units, as applicable, with respect to Kontoor Brands Common Stock (each, a “Kontoor Brands Special Award”). The number of shares of Kontoor Brands Common Stock subject to such Kontoor Brands Special Award shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF Special Award, as applicable, by taking into account the relative values of the VF Pre-Distribution Stock Value, the VF Post-Distribution Stock Value and the Kontoor Brands Stock Value. Each such Kontoor Brands Special Award shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF Special Award as of immediately prior to the Distribution Date.

(b)    VF Participants. Effective as of the Distribution Date, all VF Special Awards that are outstanding immediately prior to the Distribution Date and held by a VF Participant shall be adjusted to reflect the Distribution and become an Adjusted VF Special Award. The number of shares of VF Common Stock subject to such Adjusted VF Special Award shall be determined by the VF Compensation Committee in a manner intended to preserve without enlarging the value of such VF Special Award by taking into account the relative values of the VF Pre-Distribution Stock Value and the VF Post-Distribution Stock Value. Each such Adjusted VF Special Award shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding VF Special Award as of immediately prior to the Distribution Date.

Section 8.05. Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)    Effective as of the Distribution Date, Kontoor Brands shall adopt an equity incentive compensation plan for the benefit of eligible participants (the “Kontoor Brands Equity Plan”). Prior to the Distribution Date,

each of VF and Kontoor Brands shall take any actions necessary to give effect to the transactions contemplated by this Article 8, including, in the case of Kontoor Brands, the reservation, issuance and listing of shares of Kontoor Brands Common Stock as is necessary to effectuate the transactions contemplated by this Article 8. From and after the Distribution Date, (i) Kontoor Brands shall retain the Kontoor Brands Equity Plan, and all Liabilities thereunder shall constitute Kontoor Brands Assumed Employee Liabilities, and (ii) VF shall retain the VF Equity Plan, and all Liabilities thereunder shall constitute VF Retained Employee Liabilities. From and after the Distribution Date, all Adjusted VF Awards, regardless of by whom held, shall be granted under and subject to the terms of the VF Equity Plan and shall be settled by VF, and all Kontoor Brands Awards, regardless of by whom held, shall be granted under and subject to the terms of the Kontoor Brands Equity Plan and shall be settled by Kontoor Brands.

(b)    From and after the Distribution Date, for purposes of the VF Awards converted into Kontoor Brands Awards or Adjusted VF Awards pursuant to this Article 8, (i) a Kontoor Brands Participant’s employment with or service to any member of the Kontoor Brands Group and/or VF Group, as applicable, shall be treated as employment with and service to the Kontoor Brands Group and/or the VF Group, as applicable, (ii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such Adjusted VF Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the VF Equity Plan and (iii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such Kontoor Brands Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the Kontoor Brands Equity Plan.

(c)    From and after the Distribution Date, (i) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted VF Award contained in any applicable award agreement, employment or services agreement or the VF Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the VF Equity Plan (a “VF Change in Control”) and (ii) any reference to a “change in control,” “change of control” or similar term applicable to any Kontoor Brands Award contained in any applicable award agreement, employment or services agreement or the Kontoor Brands Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the Kontoor Brands Equity Plan (a “Kontoor Brands Change in Control”).

(d)    For the avoidance of doubt, neither the Distribution nor any assignment, transfer or continuation of the employment of employees as contemplated by Article 3 shall be deemed a termination of employment or service of any Kontoor Brands Participant or VF Participant. The Distribution shall not be treated as a VF Change in Control or Kontoor Brands Change in Control for purposes of the VF Equity Plan or the Kontoor Brands Equity Plan, respectively, any applicable award agreements for a VF Award, Adjusted VF Award or Kontoor Brands Award outstanding thereunder, or any other applicable employment- or service-related agreement. Without limiting the generality of the foregoing, to the extent VF determines it necessary or desirable, each award agreement for a VF RSU, VF PSU, VF Option or VF Special Award, as the case may be, shall be amended to expressly clarify the same.

(e)    In the event a Kontoor Brands Employee retires, Kontoor Brands shall notify VF in accordance with the procedures outlined in Section 11.01.

(f)    Unless otherwise required by Applicable Law, (i) the applicable member of the Kontoor Brands Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of Kontoor Brands Participants relating to any Kontoor Brands Awards and (ii) the applicable member of the VF Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of VF Participants relating to any Adjusted VF Awards or Kontoor Brands Awards. The parties shall facilitate performance by the other party of its obligations hereunder by promptly remitting amounts withheld in respect of any Adjusted VF Awards or Kontoor Brands Awards, as applicable, directly to the applicable Governmental Authority on such other party’s behalf or to the other Party for remittance to such Governmental Authority. The parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner.

(g)    Kontoor Brands shall be responsible for the settlement of cash dividend equivalents on any Kontoor Brands Awards held by a Kontoor Brands Participant, and VF shall be responsible for the settlement of cash dividend equivalents on any Adjusted VF Awards held by a VF Participant, Former VF Employee or Former Kontoor Brands Employee.

(h)    Kontoor Brands shall prepare and file with the SEC a registration statement on an appropriate form with respect to the shares of Kontoor Brands Common Stock subject to the Adjusted VF Awards converted into Kontoor Brands Awards pursuant to this Article 8 and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Distribution Date and to maintain the effectiveness of such registration statement covering such Kontoor Brands Awards (and to maintain the current status of the prospectus contained therein) for so long as any Kontoor Brands Awards remain outstanding.

(i)    Prior to the Distribution Date, each party shall take all such steps as may be required to cause any dispositions of VF Common Stock (including Adjusted VF Awards or any other derivative securities with respect to VF Common Stock) or acquisitions of Kontoor Brands Common Stock (including Kontoor Brands Awards or any other derivative securities with respect to Kontoor Brands Common Stock) resulting from the Distribution or the transactions contemplated by this Agreement or the Separation and Distribution Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to VF or who are or will become subject to such reporting requirements with respect to Kontoor Brands to be exempt under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals, if any, who, subsequent to the Distribution Date, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, Kontoor Brands shall administer any Adjusted VF Award converted into a Kontoor Brands Award pursuant to this Article 8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted Adjusted VF Award complied with such rule prior to the Distribution Date.

(j)    From and after the Distribution Date, each of VF and Kontoor Brands shall cooperate in good faith to facilitate the orderly administration of the VF Awards held by Kontoor Brands Participants, including, without limitation, the sharing of information relating to a VF Participant’s employment or service status with the VF Group, as well as other information relating to the vesting and forfeiture of Kontoor Brands Awards, tax withholding and reporting and compliance with Applicable Law.

(k)    Notwithstanding anything to the contrary herein, with respect to any Delayed Transferred Employees whose employment is not transferred to the Kontoor Brands Group on or prior to the Distribution Date, any Adjusted VF Awards held by such Delayed Transferred Employees shall be adjusted as of the Distribution Date in the manner set forth in Section 8.04 (and not in accordance with Section 8.01, Section 8.02 or Section 8.03), and such awards shall not be further adjusted upon the date such Delayed Transferred Employee’s employment is transferred to the Kontoor Brands Group.

ARTICLE 9

PERSONNEL RECORDS; PAYROLL AND TAX WITHHOLDING

Section 9.01. Personnel Records. To the extent permitted by Applicable Law, each of the Kontoor Brands Group and the VF Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under Applicable Law, the Separation and Distribution Agreement or any of the Ancillary Agreements, and for the purposes of administering their respective employee benefit plans and policies. All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all Applicable Laws, policies and agreements between the parties hereto.

Section 9.02. Payroll; Tax Reporting and Withholding.

(a)    Subject to the obligations of the parties as set forth in the Transition Services Agreement, effective as of no later than the Distribution Date, (i) the members of the Kontoor Brands Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Kontoor Brands Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (ii) the members of the VF Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the VF Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)    To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for (i) making the appropriate withholdings, if any, attributable to such payments and (ii) preparing and filing all related required forms and returns with the appropriate Governmental Authority.

(c)    With respect to Kontoor Brands Employees, the parties shall (i) treat Kontoor Brands (or the applicable member of the Kontoor Brands Group) as a “successor employer” and VF (or the applicable member of the VF Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the U.S. Federal Unemployment Tax Act or the U.S. Federal Insurance Contributions Act, and (ii) cooperate and use reasonable best efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

ARTICLE 10

NON-U.S. EMPLOYEES AND EMPLOYEE PLANS

Section 10.01. Special Provisions for Employees and Employee Plans Outside of the United States.

(a)    From and after the date hereof, to the extent not addressed in this Agreement, the parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to employees and employee-, compensation- and benefits-related matters outside of the United States (including Employee Plans covering non-U.S. VF Participants and Non-U.S. Kontoor Brands Participants), which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

(b)    Without limiting the generality of Section 3.03(a), to the extent required by Applicable Law or the terms of any Kontoor Brands CBA or similar employee representative agreement, Kontoor Brands or a member of the Kontoor Brands Group, as applicable, shall become a party to the applicable collective bargaining, works council, or similar arrangements with respect to Kontoor Brands Employees or Kontoor Brands Contractors located outside of the United States and shall comply with all obligations thereunder from and after the Distribution Date.

ARTICLE 11

GENERAL AND ADMINISTRATIVE

Section 11.01. Sharing of Participant Information. To the maximum extent permitted under Applicable Law, VF and Kontoor Brands shall, and shall cause each member of its respective Group to reasonably cooperate with the other party hereto to, (i) share with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the VF Plans and the Kontoor Brands Plans, (ii) provide prompt written notification regarding the termination of employment or service of any Kontoor Brands Participant or VF Participant to the extent relevant to the administration of a VF Plan or Kontoor Brands Plan, but in no event later than 30 days following such termination of employment or service, (iii) facilitate the transactions and activities contemplated by this Agreement and (iv) resolve any and all employment-related claims regarding Kontoor Brands Participants. Kontoor Brands and its respective authorized agents shall, subject to Applicable Laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the VF Group, to the extent reasonably necessary for such administration. VF Group members shall be entitled to retain copies of all Kontoor Brands’ books and records relating to the subjects of this Agreement in the custody of the VF Group, subject to the terms of the Separation and Distribution Agreement and Applicable Law.

Section 11.02. Cooperation. Following the date of this Agreement, the parties shall, and shall cause their respective Subsidiaries to, cooperate in good faith with respect to any employee compensation or benefits matters that either party reasonably determines require the cooperation of the other party in order to accomplish the objectives of this Agreement (including, without limitation, relating to any audits by any Governmental Authorities).

Section 11.03. Notices of Certain Events. Each of Kontoor Brands and VF shall promptly notify and provide copies to the other of (a) written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Separation and Distribution Agreement and (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Kontoor Brands Group or the VF Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement or the Separation and Distribution Agreement; provided, that the delivery of any notice pursuant to this Section 11.03 shall not affect the remedies available hereunder to the party receiving such notice.

Section 11.04. No Third-Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall (a) create any obligation on the part of any member of the Kontoor Brands Group or any member of the VF Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider, (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the VF Group or the Kontoor Brands Group (or any beneficiary or dependent thereof) under this Agreement, the Separation and Distribution Agreement, any VF Plan or Kontoor Brands Plan or otherwise, (c) preclude Kontoor Brands or any Kontoor Brands Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Kontoor Brands Plan, any benefit under any Kontoor Brands Plan or any trust, insurance policy or funding vehicle related to any Kontoor Brands Plan (in each case in accordance with the terms of the applicable arrangement), (d) preclude VF or any VF Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any VF Plan, any benefit under any VF Plan or any trust, insurance policy, or funding vehicle related to any VF Plan (in each case in accordance with the terms of the applicable arrangement) or (e) except as otherwise expressly provided in Section 8.05(a), confer any rights or remedies (including any third-party beneficiary rights) on any current or former employee or service provider of any member of the VF Group or the Kontoor Brands Group or any beneficiary or dependent thereof or any other Person.

Section 11.05. Fiduciary Matters. VF and Kontoor Brands each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other Applicable Law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 11.06. Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the parties shall cooperate in good faith and use reasonable best efforts to obtain such consent, and, if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner. A party’s obligation to use its “reasonable best efforts” shall not require such party to take any action to the extent it would reasonably be expected to (i) jeopardize, or result in the loss or waiver of, any attorney-client or other legal privilege, (ii) contravene any Applicable Law or fiduciary duty, (iii) result in the loss of protection of any Intellectual Property or other proprietary information or (iv) incur any non-routine or unreasonable cost or expense.

Section 11.07. Sponsored Employees. The parties shall, and shall cause their respective Group members to, cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored Employee to work with Kontoor Brands or a Kontoor Brands Group member, including but not limited to, petitioning the applicable Governmental Authorities for the transfer of each Sponsored Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to any Kontoor Brands Group member. Any costs or expenses incurred with the foregoing shall constitute Kontoor Brands Assumed Employee Liabilities. In the event that it is not legally permissible for a Sponsored Employee to continue work with the Kontoor Brands Group from and after the Distribution Date, the parties shall reasonably cooperate to provide for the services of such Sponsored Employee to be made available exclusively to the Kontoor Brands Group under an employee secondment or similar arrangement, which such costs incurred by the VF Group (including those relating to compensation and benefits in respect of such Sponsored Employee) shall constitute Kontoor Brands Assumed Employee Liabilities.

Section 11.08. No-Hire/Non-Solicitation of Employees.

(a)    During the twenty-four (24) month period following the Distribution Date (the “Restricted Period”), Kontoor Brands shall not, and shall not cause any member of the Kontoor Brands Group to, solicit or induce or attempt to solicit or induce any VF Employee, VF Contractor or VF Director to terminate his or her relationship with any member of the VF Group, nor shall Kontoor Brands or any member of the Kontoor Brands Group hire any VF Employee who was employed by a member of the VF Group on the Distribution Date (other than a Kontoor Brands Employee) or on any date during the Restricted Period; provided, in the discretion of VF’s Chief Executive Officer or VF’s Chief Human Resources Officer, the limitations provided for in this Section 11.08(a) may be waived at the request of Kontoor Brands or any member of the Kontoor Brands Group. Notwithstanding the limitations in this Section 11.08(a), such limitations shall not prohibit Kontoor Brands or a member of the Kontoor Brands Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a VF Employee, VF Contractor or VF Director.

(b)    During the Restricted Period, VF shall not, and shall not cause any member of the VF Group to, solicit or induce or attempt to solicit or induce any Kontoor Brands Employee, Kontoor Brands Contractor or Kontoor Brands Director to terminate his or her relationship with any member of the Kontoor Brands Group, nor shall VF or any member of the VF Group hire any Kontoor Brands Employee who was employed by a member of the Kontoor Brands Group on the Distribution Date or on any date during the Restricted Period; provided, in the discretion of Kontoor Brands’ Chief Executive Officer or Kontoor Brands’ Chief Human Resources Officer, the limitations provided for in this Section 11.08(b) may be waived at the request of VF or any member of the VF Group. Notwithstanding the limitations in this Section 11.08(b), such limitations shall not prohibit VF or a member of the VF Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards a Kontoor Brands Employee, Kontoor Brands Contractor or Kontoor Brands Director.

ARTICLE 12

MISCELLANEOUS

Section 12.01. General. The provisions of Article 6 of the Separation and Distribution Agreement (other than Section 6.06 as it relates to Third-Party Beneficiaries of the Separation and Distribution Agreement) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

V.F. CORPORATION

By:	/s/ Joe Alkire
	Name:	Joe Alkire
	Title:	Vice President, Corporate Development, Treasury, Investor Relations

KONTOOR BRANDS, INC.

By:	/s/ Rustin E. Welton
Name: Rustin E. Welton Title: VP & CFO

[Signature Page to Employee Matters Agreement]